Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined and included elsewhere in this Current Report on Form 8-K (the “Current Report”), unless defined below. As used in this unaudited pro forma condensed combined financial information, “AR Packaging” refers to AR Packaging Group AB prior to the AR Acquisition.

Introduction

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended and presents the combination of historical financial information of GPHC and AR Packaging, adjusted to give effect to the AR Acquisition and the issuance of $400 million and €290 million senior unsecured notes (the “Dollar Notes” and “Euro Notes”, respectively, and collectively, the “Senior Notes”) used to repay a portion of the funding sources from the AR Acquisition, which included draws on Incremental Term A-4 Loan, a Delayed Draw Euro Term Loan Facility, and revolving borrowings under the Fourth Amended and Restated Credit Agreement.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021 combines the historical unaudited consolidated statement of operations of GPHC for the nine months ended September 30, 2021 and the historical unaudited consolidated financial results of AR Packaging for the nine months ended September 30, 2021. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020, combines the historical audited consolidated statement of operations of GPHC for the year ended December 31, 2020 and the historical audited consolidated statement of operations of AR Packaging for the year ended December 31, 2020. Both of the unaudited pro forma condensed combined statements of operations give effect to the AR Acquisition, its funding sources, and the Senior Notes as if they had been consummated on January 1, 2020.

The unaudited pro forma condensed combined balance sheet combines the historical unaudited consolidated balance sheet of GPHC as of September 30, 2021 and the historical unaudited consolidated balance sheet of AR Packaging as of September 30, 2021, giving effect to the AR Acquisition, its funding sources, and the Senior Notes as if they had been consummated on September 30, 2021.

We refer to the unaudited pro forma condensed combined statements of operations and the unaudited condensed combined balance sheet as the “pro forma financial statements.”

The pro forma financial statements and the accompanying notes have been derived from and should be read in conjunction with:

•

the following historical financial statements of GPHC: (a) the historical unaudited condensed consolidated financial statements of GPHC as of September 30, 2021 and for the three and nine months ended September 30, 2021 included on GPHC’s Quarterly Report on Form 10-Q filed with the SEC on October 26, 2021 and incorporated herein by reference and (b) the historical audited consolidated financial statements of GPHC as of and for the year ended December 31, 2020 included on GPHC’s Annual Report on Form 10-K filed with the SEC on February 16, 2021 and incorporated herein by reference; and

•

the historical unaudited condensed consolidated financial statements of AR Packaging as of and for the nine months ended September 30, 2021 included in this Current Report and the historical audited consolidated financial statements of AR Packaging as of and for the year ended December 31, 2020, both of which are included in this Current Report.

Description of the AR Acquisition:

On May 12, 2021, GPHC through an indirect wholly-owned subsidiary entered into a Share Purchase Agreement (the “Agreement”) among Sarcina Holdings, S.a.r.l and other shareholders as set forth in the Agreement, with respect to the purchase of all of the shares of AR Packaging.

On November 1, 2021, GPHC and AR Packaging consummated the AR Acquisition. Total cash consideration for the AR Acquisition was $1.43 billion, net of cash acquired of $66 million, paid in Euros through the use of deal contingent, foreign exchange forward contracts, purchased through the use of available borrowing capacity on the Company’s Senior Secured Revolving Credit Facilities and temporary draw term loans.

Description of the Senior Notes

On November 19, 2021, the Company completed its previously announced private offering of: (a) €290 million aggregate principal amount of its 2.625% senior unsecured notes due 2029 and (b) $400 million aggregate principal amount of its 3.750% senior unsecured notes due 2030.

The proceeds from the Dollar Notes were used to repay in full the borrowing under the Incremental Term A-4 Loan under the Fourth Amended and Restated Credit Agreement, by and among the Company and certain of its subsidiaries as Borrowers, the lenders and agents named therein, and Bank of America, N.A., as Administrative Agent, dated as of April 1, 2021 (the “Fourth Amended and Restated Credit Agreement”), which was incurred to finance the November 1, 2021 acquisition of 100% of the shares of AR Packaging. The proceeds from the Euro Notes were used to repay revolving borrowings outstanding under the Fourth Amended and Restated Credit Agreement, a portion of which was incurred to finance the AR Acquisition and to pay related fees and expenses, as well as to pay fees and expenses related to the offering on November 19, 2021.

Basis for the AR Acquisition

The accompanying pro forma financial statements are prepared using the acquisition method of accounting with the GPHC treated as the acquirer.

Basis for Pro Forma Presentation

The pro forma financial statements have been prepared in accordance with Article 11 of Regulation S-X, as amended. The adjustments in these pro forma financial statements have been identified and presented to provide relevant information necessary for an illustrative understanding of the effects of the AR Acquisition and the Senior Notes and have been prepared for informational purposes only.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the pro forma financial statements are described above and in the accompanying notes.

The pro forma financial statements are provided for illustrative purposes only and do not purport to represent what the actual financial position and results of operations that would have been achieved had the AR Acquisition and the Senior Notes transactions occurred on the dates indicated, and does not reflect adjustments for any anticipated synergies, operating efficiencies, tax savings or cost savings. Further, the pro forma financial statements do not purport to project the future operating results or financial position of GPHC following the consummation of the AR Acquisition and the Senior Notes. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of the pro forma financial statements and are subject to change as additional information becomes available and analyses are performed.

GRAPHIC PACKAGING HOLDING COMPANY

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(Unaudited)

	Historical
	For the Nine Months Ended
	September 30, 2021		IFRS to U.S.			Transaction		Pro Forma
		AR Packaging	GAAP		AR Packaging	Accounting		Condensed
In millions	GPHC	as Reclassified	Adjustments		(U.S. GAAP)	Adjustments		Combined
		Note 2	Note 1			Note 5
Net Sales	$5,168	$847	$—		$847	$(3	) 5A	$6,012
Cost of Sales	4,384	681	(2	) 1A	679	(9	) 5A,5C	5,054
Selling, General and Administrative	379	91	4	1A	95	7	5D	481
Other Expense, Net	2	(1)	—		(1)	—		1
Business Combinations, Shutdown and Other Special Charges, Exit Activities and Gain on Sale of Assets, Net	79	7	—		7	—		86

Income from Operations	324	69	(2)		67	(1)		390
Nonoperating Pension and Postretirement Benefit (Expense) Income	4	—	—		—	—		4
Interest Expense, Net	(88)	(43)	2	1A	(41)	11	5G	(118)

Income before Income Taxes and Equity Income of Unconsolidated Entity	240	26	—		26	10		276
Income Tax Expense	(64)	(10)	—		(10)	(2	) 5H	(76)

Income before Equity Income of Unconsolidated Entity	176	16	—		16	8		200
Equity Income of Unconsolidated Entity	1	—	—		—	—		1

Net Income	177	16	—		16	8		201
Net Income Attributable to Noncontrolling Interests	(12)	—	—		—	—		(12)

Net Income Attributable to Graphic Packaging Holding Company	$165	$16	$—		$16	$8		$189

Net Income per Share Attributable to Graphic Packaging Holding Company - Basic	$0.56							$0.65
Net Income per Share Attributable to Graphic Packaging Holding Company - Diluted	$0.56							$0.64

GRAPHIC PACKAGING HOLDING COMPANY

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(Unaudited)

	Historical
	For the Year Ended
	December 31, 2020		IFRS to U.S.			Transaction		Pro Forma
		AR Packaging	GAAP		AR Packaging	Accounting		Condensed
In millions	GPHC	as Reclassified	Adjustments		(U.S. GAAP)	Adjustments		Combined
		Note 2	Note 1			Note 5
Net Sales	$6,560	$1,003	$—		$1,003	$(1	) 5A	$7,562
Cost of Sales	5,460	815	(3	) 1A	812	20	5A,5B,5C	6,292
Selling, General and Administrative	513	106	5	1A	111	10	5D	634
Other Expense, Net	2	(2)	—		(2)	—		—
Business Combinations, Shutdown and Other Special Charges, Exit Activities and Gain on Sale of Assets, Net	61	23	—		23	29	5E,5F	113

Income from Operations	524	61	(2)		59	(60)		523
Nonoperating Pension and Postretirement Benefit (Expense) Income	(152)	—	—		—	—		(152)
Interest Expense, Net	(129)	(51)	2	1A	(49)	8	5G	(170)

Income before Income Taxes and Equity Income of Unconsolidated Entity	243	10	—		10	(52)		201
Income Tax Expense	(42)	(10)	—		(10)	8	5H	(44)

Income before Equity Income of Unconsolidated Entity	201	—	—		—	(44)		157
Equity Income of Unconsolidated Entity	1	—	—		—	—		1

Net Income	202	—	—		—	(44)		158
Net Income Attributable to Noncontrolling Interests	(36)	—	—		—	—		(36)

Net Income Attributable to Graphic Packaging Holding Company	$166	$—	$—		$—	$(44)		$122

Net Income per Share Attributable to Graphic Packaging Holding Company - Basic	$0.60							$0.44
Net Income per Share Attributable to Graphic Packaging Holding Company - Diluted	$0.60							$0.44

GRAPHIC PACKAGING HOLDING COMPANY

PRO FORMA CONDENSED COMBINED BALANCE SHEET

(Unaudited)

	Historical
		AR Packaging
	GPHC	as Reclassified	IFRS to U.S.			Transaction		Pro Forma
	As of	As of	GAAP		AR Packaging	Accounting		Condensed
In millions	September 30, 2021	September 30, 2021	Adjustments		(U.S. GAAP)	Adjustments		Combined
		Note 2	Note 1			Note 6
ASSETS
Current Assets:
Cash and Cash Equivalents	$67	$95	$—		$95	$(28	) 6A	$134
Receivables, Net	643	206	—		206	—		849
Inventories, Net	1,181	142	—		142	24	6B	1,347
Other Current Assets	78	12	—		12	—		90

Total Current Assets	1,969	455	—		455	(4)		2,420
Property, Plant and Equipment, Net	4,020	335	(47	) 1A	288	239	6C	4,547
Goodwill	1,539	208	—		208	277	6D	2,024
Intangible Assets, Net	446	192	—		192	256	6E	894
Other Assets	314	24	47	1A	71	7	6F	392

Total Assets	$8,288	$1,214	$—		$1,214	$775		$10,277

LIABILITIES
Current Liabilities:
Short-Term Debt and Current Portion of Long-Term Debt	$22	$802	$(11	) 1A	$791	$(782	) 6J	$31
Accounts Payable	890	100	—		100	17	6G	1,007
Compensation and Employee Benefits	166	11	—		11	—		177
Other Accrued Liabilities	421	97	11	1A	108	(48	) 6H,6I	481

Total Current Liabilities	1,499	1,010	—		1,010	(813)		1,696
Long-Term Debt	4,132	56	(38	) 1A	18	1,540	6J	5,690
Deferred Income Tax Liabilities	416	59	—		59	111	6K	586
Accrued Pension and Postretirement Benefits	102	51	—		51	—		153
Other Noncurrent Liabilities	285	—	38	1A	38	4	6H	327

SHAREHOLDERS’ EQUITY
Preferred stock, par value $.01 per share	—	—	—		—	—		—
Common Stock, par value $.01 per share	3	—	—		—	—		3
Capital in Excess of Par Value	2,032	—	—		—	—		2,032
Retained Earnings	51	36	—		36	(65	) 6L	22
Accumulated Other Comprehensive Loss	(232)	—	—		—	—		(232)

Total Shareholders’ Equity	1,854	36	—		36	(65)		1,825
Noncontrolling Interest	—	2	—		2	(2	) 6L	—

Total Equity	1,854	38	—		38	(67)		1,825

Total Liabilities and Shareholders’ Equity	$8,288	$1,214	$—		$1,214	$775		$10,277

1.	Basis of Pro Forma Presentation

The accompanying unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting in accordance with Accounting Standards Codification 805, “Business Combinations” (“ASC 805”) and are based on the audited annual and unaudited interim historical consolidated financial information of GPHC and AR Packaging. The unaudited pro forma financial information is presented for illustrative purposes only. The pro forma adjustments have been prepared as if the AR Acquisition and the Senior Notes had been consummated on September 30, 2021, in the case of the unaudited pro forma condensed combined balance sheet, and as if the AR Acquisition and the Senior Notes had been consummated on January 1, 2020, the beginning of the earliest period presented, in the unaudited pro forma condensed combined statements of operations.

GPHC’s historical financial statements were prepared in accordance with U.S. GAAP and presented in U.S. dollars. AR Packaging’s historical financial statements were prepared in accordance with IFRS as issued by the IASB and presented in Euro. As discussed in Note 2. AR Packaging Historical Financial Statement Reclassification Adjustments, the historical AR Packaging’s financial statements were translated to U.S. dollars and certain reclassifications were made to align AR Packaging’s financial statement presentation with that of GPHC.

Accounting policies

IFRS differs in certain respects from U.S. GAAP. The following adjustment has been made to align AR Packaging’s historical accounting policies under IFRS to GPHC’s accounting policies under U.S. GAAP for the purposes of this pro forma presentation.

(A)	Leases

Under IFRS, AR Packaging recognized right-of-use assets and lease liabilities for all leases and did not distinguish between operating leases and finance leases. AR Packaging recorded depreciation on the right-of-use assets and interest expense on the lease liabilities. Under U.S. GAAP, a straight-line operating expense is presented for operating leases. The difference in the treatment resulted in a reclassification of $2 million from interest expense to selling, general and administrative and a reclassification of $2 million from cost of sales to selling, general and administrative expenses for the nine months ended September 30, 2021. For the year ended December 31, 2020, the difference resulted in a reclassification of $2 million from interest expense to selling, general and administrative and a reclassification of $3 million from cost of sales to selling, general and administrative expenses. Expenses recorded to the selling, general and administrative expense line item relate to leases for administrative related activities, whereas lease expenses recorded to the cost of sales line item are related to plant activities.

An adjustment to reflect the reclassification of right-of-use assets relating to operating leases under U.S. GAAP of $47 million of assets from property, plant, equipment, net to other assets as of September 30, 2021 was recorded. A similar adjustment was recorded as of September 30, 2021 in order to reclassify an aggregate of approximately $50 million from short-term debt and long-term debt to other accrued liabilities and other noncurrent liabilities.

Further review of AR Packaging’s detailed accounting policies may identify additional differences between the accounting policies of the two companies that, when conformed, could have a material impact on the financial statements of the combined company. However, at this time, GPHC is not aware of any accounting policy differences that would have a material impact on the unaudited condensed combined pro forma information that are not reflected in the pro forma or IFRS to U.S. GAAP adjustments.

2.	AR Packaging Historical Financial Statement Reclassification Adjustments

AR Packaging historical balances were derived from AR Packaging’s historical consolidated financial statements described in the introduction and are presented under IFRS and are converted from Euros to U.S. dollars based on historical exchange rates. The consolidated income statements of AR Packaging were translated using the average exchange rate for the nine months ended September 30, 2021 (1.19652 $/Euro) and the average exchange rate for the twelve months ended December 31, 2020 (1.14127 $/Euro), respectively. The consolidated balance sheet of AR Packaging as of September 30, 2021 was translated using the spot rate on September 30, 2021 (1.15710 $/Euro).

The tables below summarize certain reclassifications made to the AR Packaging historical statement of operations and balance sheet to conform to GPHC’s presentation:

AR Packaging Unaudited Reclassified Condensed Consolidated Statement of Operations for the Nine Months Ended September 30, 2021:

STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021

In millions		AR Packaging
Presentation in AR Packaging Historical Financial Statements	Presentation in Unaudited Pro Forma Condensed Combined Financial Statements	before Reclassification (in €)	Reclassified Amounts (in €)		AR Packaging as Reclassified (in €)	AR Packaging as Reclassified (in USD)
Net sales	Net Sales	€708	€—		€708	$847
Cost of sales	Cost of Sales	572	(3	)(a)	569	681
	Selling, General and Administrative	—	3	(a)	3	4
Selling expenses	Selling, General and Administrative	28	—		28	34
Administrative expenses	Selling, General and Administrative	44	—		44	53
Research and development costs	Selling, General and Administrative	1	—		1	1
Other operating income	Other Expense, Net	(7)	—		(7)	(8)
Other operating expenses	Other Expense, Net	11	(6	)(c)	5	6
	Business Combinations, Shutdown and Other Special Charges, Exit Activities and Gain on Sale of Assets, Net	—	6	(c)	6	7
Finance income	Other Expense, Net	(1)	—		(1)	(1)
Finance cost	Interest Expense, Net	38	(2	)(b)	36	43
	Other Expense, Net	—	2	(b)	2	2
Income tax expense	Income Tax Expense	8	—		8	10

(a)	AR Packaging historically classified €3 million of sales commission expenses within cost of sales which would be classified as selling, general, and administrative expenses by GPHC.
(b)

AR Packaging recognized unrealized gains/losses of €2 million within its finance cost financial statement line item. To conform with GPHC’s presentation, such costs have been reclassified to other expense, net.

(c)

Restructuring costs in the amount of €6 million that were included within other operating expenses have been reclassified into business combinations, shutdown and other special charges, exit activities and gain on sale of assets, net.

AR Packaging Unaudited Reclassified Condensed Consolidated Statement of Operations for the Year Ended December 31, 2020:

STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

In millions		AR Packaging before Reclassification (in €)
Presentation in AR Packaging Historical Financial Statements	Presentation in Unaudited Pro Forma Condensed Combined Financial Statements		Reclassified Amounts (in €)		AR Packaging as Reclassified (in €)	AR Packaging as Reclassified (in USD)
Net sales	Net Sales	€879	€—		€879	$1,003
Cost of sales	Cost of Sales	718	(4	)(a)	714	815
	Selling, General and Administrative	—	4	(a)	4	5
Selling expenses	Selling, General and Administrative	39	—		39	45
Administrative expenses	Selling, General and Administrative	49	—		49	56
Research and development costs	Selling, General and Administrative	1	—		1	1
Other operating income	Other Expense, Net	(10)	—		(10)	(11)
Other operating expenses	Other Expense, Net	25	(20	)(c)	5	6
	Business Combinations, Shutdown and Other Special Charges, Exit Activities and Gain on Sale of Assets, Net	—	20	(c)	20	23
	Cost of Sales	—	—		—	—
Finance income	Interest Expense, Net	—	—		—	—
Finance cost	Interest Expense, Net	48	(3	)(b)	45	51
	Other Expense, Net	—	3	(b)	3	3
Income tax expense	Income Tax Expense	9	—		9	10

(a)	AR Packaging historically classified €4 million of sale commission expenses within cost of sales which would be classified as selling, general, and administrative expenses by GPHC.
(b)

AR Packaging recognized unrealized gains/losses of €3 million within its finance cost financial statement line item. To conform with GPHC’s presentation, such costs have been reclassified to other expense, net.

(c)

Restructuring costs in the amount of €20 million that were included within other operating expenses have been reclassified into business combinations, shutdown and other special charges, exit activities and gain on sale of assets, net.

AR Packaging Unaudited Reclassified Condensed Consolidated Balance Sheet as of September 30, 2021:

BALANCE SHEET

AS OF SEPTEMBER 30, 2021

In millions		AR Packaging before Reclassification (in €)
Presentation in AR Packaging Historical Financial Statements	Presentation in Unaudited Pro Forma Condensed Combined Financial Statements		Reclassified Amounts (in €)		AR Packaging as Reclassified (in €)	AR Packaging as Reclassified (in USD)
Intangible assets	Intangible Assets, Net	€346	€(180	)(a)	€166	$192
	Goodwill	—	180	(a)	180	208
Tangible assets	Property, Plant and Equipment, Net	289	—		289	335
Non-current financial assets	Other Assets	1	—		1	2
Financial investment	Other Assets	1	—		1	1
Deferred tax assets	Other Assets	19	—		19	22
Inventories	Inventories, Net	123	—		123	142
Trade receivables	Receivables, Net	156	—		156	181
Other receivables	Receivables, Net	22	—		22	25
Prepaid expenses and accrued income	Other Current Assets	10	—		10	12
Cash and cash equivalents	Cash and Cash Equivalents	82	—		82	95
Non-current interest-bearing borrowings	Long-Term Debt	48	—		48	56
Deferred tax liabilities	Deferred Income Tax Liabilities	51	—		51	59
Provision for defined benefit pension	Accrued Pension and Postretirement Benefits	44	—		44	51
Current interest-bearing borrowings	Short-Term Debt and Current Portion of Long-Term Debt	693	—		693	802
Trade payables	Accounts Payable	88	(1	)(b)	87	100
	Other Accrued Liabilities	—	1	(b)	1	1
Other payables	Compensation and Employee Benefits	25	(15	)(c)	10	11
	Other Accrued Liabilities	—	15	(c)	15	17
Accrued expenses and deferred income	Other Accrued Liabilities	55	—		55	63
Income tax liability	Other Accrued Liabilities	3	—		3	4
Provisions	Other Accrued Liabilities	10	—		10	12
Share premium	Retained Earnings	21	—		21	24
Reserves	Retained Earnings	(10)	—		(10)	(12)
Retained earnings including profit/loss for the period	Retained Earnings	20	—		20	23
Equity attributable to non-controlling interest	Noncontrolling Interest	2	—		2	2

(a)	To conform with GPHC’s separate presentation of goodwill, €180 million of goodwill has been reclassified from intangible assets, net of goodwill.
(b)	A reclassification in the amount of €1 million to adjust accrued customer rebates from accounts payable to other accrued liabilities.
(c)	Compensation and employee benefits contained €11 million representing other liabilities and €4 million of derivatives which have been reclassified to other accrued liabilities.

3.	Consideration Transferred

The following table summarizes the consideration transferred to acquire AR Packaging:

In millions
Cash Consideration to AR Packaging Sellers	$709
Cash Repayment of AR Packaging Debt	782

Total Purchase Consideration	$1,491

Cash acquired	66

Total Purchase Consideration, Net of Cash Acquired	$1,425

4.	Fair Value Estimate of Assets to be Acquired and Liabilities to be Assumed

The table below represents an initial allocation of the preliminary consideration to AR Packaging’s tangible and intangible assets acquired and liabilities assumed based on management’s preliminary estimate of their respective fair values as if the Acquisition was consummated on September 30, 2021. The Company has not completed its evaluation of the fair value of assets acquired and liabilities assumed and, accordingly, the adjustment to record the assets acquired and liabilities assumed at fair value reflect the best estimates of the Company based on the information currently available and are subject to change once additional analyses are completed. The preliminary values presented below are subject to change based on ongoing valuation work, and the changes may be material.

In millions
Total Purchase Consideration	$1,491

Cash and cash equivalents	$66
Receivables, Net	206
Inventories	166
Other Current Assets	12
Property, Plant and Equipment	527
Intangible Assets	448
Other Assets	78

Total Assets Acquired	1,503
Short-Term Debt and Current Portion of Long-Term Debt	9
Accounts Payable	100
Compensation and Employee Benefits	11
Other Accrued Liabilities	96
Long-Term Debt	18
Deferred Tax Liabilities	170
Accrued Pension and Postretirement Benefits	51
Other Noncurrent Liabilities	42

Total Liabilities Assumed	497

Net Assets Acquired	1,006

Goodwill	485

Total Estimated Fair Value of Net Assets Acquired	$1,491

5.	Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

Explanations of the adjustments to the unaudited pro form condensed combined statements of operations are as follows:

(A)	Intercompany Transactions

These adjustments reflect the elimination of intercompany revenue and expenses related to transactions between GPHC and AR Packaging.

In millions	Nine Months Ended September 30, 2021	Year Ended December 31, 2020
Eliminate Net Sales from AR Packaging to GPHC	$2	$1
Eliminate Cost of Sales to GPHC from AR Packaging	2	1
Eliminate Net Sales from GPHC to AR Packaging	1	—
Eliminate Cost of Sales to AR Packaging from GPHC	1	—

(B)	Inventory step-up – Cost of Sales

The adjustment steps up the pro forma balance sheet for AR Packaging’s finished goods and work-in-progress inventory by $24 million. The fair value was determined based on the estimated selling price of the inventory, less the remaining manufacturing and selling costs, and a normal profit margin on those manufacturing and selling efforts. The pro forma income statement for the year ended December 31, 2020 is also adjusted to increase cost of sales by the same amount as the inventory is expected to be sold within one year of the acquisition date.

(C)	Depreciation and Amortization Expense – Cost of Sales

An adjustment to incorporate estimated additional tangible and intangible assets depreciation and amortization expense for the step-up basis from purchase price accounting pertaining to the AR Acquisition. These pro forma adjustments have been proposed assuming the AR Acquisition was consummated on January 1, 2020. The following table is a summary of information related to certain tangible and intangible assets acquired, including information used to calculate the pro forma change in depreciation expense that is adjusted to cost of sales.

In millions	Fair Value (In USD)	Weighted Average Useful Life (Years)	Depreciation and Amortization Expense for the Nine Months Ended September 30, 2021	Depreciation and Amortization Expense for the Year Ended December 31, 2020
Buildings	$128	27	$3	$5
Machinery and equipment	350	12	22	29
Furniture and fixtures	8	4	2	2
Automobiles, trucks and tractors	2	5	—	—
Developed technology	6	6	1	1
Patents, trademarks, licenses, and leases	3	1	—	3

Total	$497		$28	$40
Less: Historical Depreciation and Amortization Expense			(34)	(43)

Pro Forma Adjustment			$(6)	$(3)

(D)	Amortization expense – Selling, General, and Administrative

An adjustment to incorporate estimated additional intangible assets amortization expense for the step-up basis from purchase price accounting pertaining to the AR Acquisition. These pro forma adjustments have been proposed assuming the AR Acquisition was consummated on January 1, 2020. The following table is a summary of information related to certain intangible assets acquired, including information used to calculate the pro forma change in amortization expense that is adjusted to Selling, General, and Administrative expenses.

In millions	Fair Value (In USD)	Weighted Average Useful Life (Years)	Amortization Expense for the Nine Months Ended September 30, 2021	Amortization Expense for the Year Ended December 31, 2020
Customer relationships	$439	15	$22	$29
Less: Historical Amortization Expense			(15)	(19)

Pro Forma Adjustment			$7	$10

(E)	Business Combinations, Shutdown and Other Special Charges

GPHC entered into deal contingent forward contracts on May 14, 2021 to hedge €700 million of the AR Packaging purchase consideration. Through September 30, 2021, GPHC incurred $38 million in losses on the forward contracts which were included within the “Business Combinations, Shutdown and Other Special Charges, Exit Activities and Gain on Sale of Assets, Net” line on its statement of operations. Upon settlement of the forward contracts, an additional $10 million in losses was recognized. The additional loss incurred has been reflected as an adjustment to the year ended December 31, 2020, assuming that the AR Acquisition had been consummated on January 1, 2020.

(F)	Transaction costs

Represents the accrual of additional transaction costs totaling $17 million incurred by GPHC subsequent to September 30, 2021. The remaining transaction costs of $7.5 million are included in the historical income statement of the Company for the nine months ended September 30, 2021 within the “Business combinations, Shutdown and Other Special Charges, Exit Activities and Gain on Sale of Assets, Net” line. Additionally, the adjustment represents $2 million in additional expense pertaining to real estate taxes that became due as a result of the Acquisition. As of the September 30, 2021 balance sheet, these additional costs are recorded to the “Accounts Payable” and “Other Accrued Liabilities” financial statement line items.

(G)	Interest Expense

Represents estimated differences in interest expense and costs associated with the issuance of the Dollar Notes and Euro Notes. The interest rates for the Dollar Notes and Euro Notes are fixed at 3.750% and 2.625%, respectively. The additional debt incurred on the senior secured revolving credit facilities bears interest at a floating rate per annum ranging from LIBOR plus 1.25% to LIBOR plus 2.00%, determined using a pricing grid based upon the Company’s consolidated total leverage ratio from time to time. The interest rate assumed for the purposes of preparing this pro forma financial information is 2.10%, using a one month USD LIBOR rate of 0.10125 on December 31, 2021. Similarly, the additional debt drawn on the euro-denominated delayed draw term loan bears interest at a floating rate per annum ranging from LIBOR plus 1.125% to LIBOR plus 1.75%, determined using a pricing grid based upon the Company’s consolidated total leverage ratio. The interest rate assumed for the purposes of preparing this pro forma financial information is 1.625%. The one month EURO LIBOR rate at December 31, 2021 was negative; therefore, the floor rate of 0.00 was used.

In millions	For the Nine Months Ended September 30, 2021	For the Year Ended December 31, 2020
Eliminate AR Packaging Historical Interest Expense	$41	$49
Record Interest Expense for the Notes	(19)	(25)
Record Interest Expense on Other Indebtedness Incurred for the Acquisition	(12)	(16)

Pro Forma Adjustment	$(11)	$8

A 1/8 of a percentage point increase or decrease in the benchmark for the senior secured revolving credit facilities and the euro-denominated delayed term loan would result in a change of $1 million in interest expense for the year ended December 31, 2020 and the nine months ended September 30, 2021.

(H)	Income Tax Expense

An adjustment to incorporate the estimated tax effect of the taxable pro forma and IFRS to U.S. GAAP adjustments related to the acquisition were calculated using a blended statutory income tax rate of 23%. The effective tax rate of the combined company could be significantly different as the legal entity structure and activities of the combined company are integrated.

6.	Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

Explanations of the adjustments to the unaudited pro forma condensed combined balance sheet are as follows:

(A)	Cash and Cash Equivalents

An adjustment to incorporate the estimated effects of the following inflows and outflows as a result of the AR Acquisition and the Senior Notes.

In millions	As of September 30, 2021
Draws on Incremental Term A-4 Loan, Delayed Draw Euro Term Loan Facilities and revolving borrowings under Fourth Amended and Restated Credit Agreement to	$814

Fund the Acquisition, net of Senior Notes
Funds Received from the Senior Notes	735
Deferred Financing Fees for the Senior Notes	(9)
Cash Consideration to AR Packaging Sellers	(709)
Cash Repayment of AR Packaging Debt, including $16 million of interest accrued through Acquisition Date	(782)
Cash Repayment of AR Packaging Debt by AR Packaging	(29)
Cash Payment to Settle Deal Contingent Foreign Exchange Forward Contract	(48)

Total	$(28)

(B)	Inventories, net

The purchase accounting adjustment steps up the pro forma balance sheet for AR Packaging’s finished goods and work-in-progress inventory by $24 million. The fair value was determined based on the estimated selling price of the inventory, less the remaining manufacturing and selling costs, and a normal profit margin on those manufacturing and selling efforts. The pro forma income statement for the year ended December 31, 2020 is also adjusted to increase cost of sales by the same amount as the inventory is expected to be sold within one year of the acquisition date.

(C)	Property, Plant, and Equipment, net

Represents the preliminary fair value and resulting purchase accounting adjustment to property, plant and equipment. The preliminary amounts assigned to these assets and estimated weighted average useful lives are as follows:

In millions	Fair Value (in USD)	Weighted Average Useful Life (Years)
Land	$31	N/A
Buildings	128	27
Machinery and Equipment	350	12
Furniture and Fixtures	8	4
Automobiles, Trucks and Tractors	2	5
Construction in Progress	8	N/A

Total Property, Plant, and Equipment Fair Value	$527
AR Packaging Historical Value (as Reclassified)	288

Pro Forma Adjustment	$239

(D)	Goodwill

Represents the excess of the preliminary consideration over the preliminary fair value of the assets acquired and liabilities assumed. Goodwill will be tested for impairment annually and whenever events or circumstances have occurred that may indicate a possible impairment. Goodwill is not expected to be deductible for income tax purposes.

(E)	Intangible Assets, net

Represents the preliminary fair value and resulting purchase accounting adjustment to intangible assets (other than Goodwill). The preliminary amounts assigned to intangible assets and estimated weighted average useful lives are as follows:

In millions	Fair Value (in USD)	Weighted Average Useful Life (Years)
Customer Relationships	$439	15
Developed Technology	6	6
Patents, Trademarks, Licenses, and Leases	3	1

Total Intangible Asset Fair Value	$448
AR Packaging Historical Value (as Reclassified)	192

Pro Forma Adjustment	$256

(F)	Right-of-Use Assets and Loan Receivables

Represents the preliminary purchase accounting adjustments to the operating lease right-of-use assets, an increase of $8 million to Other Assets, which was partially offset by the collection of an outstanding loan receivable of approximately $1 million.

(G)	Transaction Costs

Represents the accrual of additional transaction costs totaling $17 million incurred by GPHC subsequent to September 30, 2021. The remaining transaction costs of $7.5 million are included in the historical income statement of the Company for the nine months ended September 30, 2021 within the “Business combinations, Shutdown and Other Special Charges, Exit Activities and Gain on Sale of Assets, Net” line. These costs will not affect the Company’s income statement beyond 12 months after the acquisition date.

(H)	Lease Liabilities and Accrued Interest

Represents adjustments to remove $13 million of accrued interest recorded to other accrued liabilities associated with AR Packaging’s debt that was accrued as of September 30, 2021 (note, accrued interest as of the Acquisition Date was $16 million).

Also represents the preliminary purchase accounting adjustments for operating lease liabilities, increasing Other Accrued Liabilities by $1 million and increasing Other Noncurrent Liabilities by $4 million, as a result of the AR Packaging Acquisition.

(I)	Deal Contingent Foreign Exchange Forward Contract Liability

Represents the $38 million adjustment to remove the Deal Contingent Foreign Exchange Forward Contract that was accrued for as of September 30, 2021 and that was settled upon the consummation of the AR Acquisition. The removal of the Deal Contingent Foreign Exchange Forward Contract is partially offset by the accrual of $2 million pertaining to real estate taxes due that became due as a result of the Acquisition.

(J)	Debt

Represents adjustments to short-term and current portion of long-term debt and long-term debt due to the following inflows and outflows as a result of the acquisition.

In millions	As of September 30, 2021
Draws on Incremental Term A-4 Loan, Delayed Draw Euro Term Loan Facilities and revolving borrowings under Fourth Amended and Restated Credit Agreement to	$814

Fund the Acquisition, net of Senior Notes
Funds Received from the Senior Notes	735
Deferred Financing Fees for the Senior Notes	(9)
Cash Repayment of AR Packaging Debt	(795)
Eliminate AR Packaging Historical Deferred Financing	13

Total	$758

(K)	Deferred Income Tax Liabilities

Represents the deferred tax liabilities recognized on the fair value step up for new intangibles and other fair value adjustments at a blended statutory rate of 23%. Differences between these preliminary estimates and the final acquisition accounting will occur and may be materially different from our estimates.

(L)	Equity

Represents the elimination of AR Packaging’s historical equity. The adjustment includes the elimination of historical AR Packaging retained earnings of $36 million and noncontrolling interests of $2 million, in addition to several transaction accounting adjustments and IFRS to GAAP adjustments:

In millions	Retained Earnings	Noncontrolling Interests
Elimination of AR Packaging historical equity	$(36)	$—
Deal Contingent Foreign Exchange Forward Contract	(10)	—
Additional transaction related costs	(17)	—
Additional real estate tax accrual	(2)	—
Elimination of AR Packaging historical noncontrolling interests	—	(2)

Total transaction accounting adjustments	$(65)	$(2)

7.	Pro Forma Earnings Per Share

The following table shows our calculation of pro forma condensed combined basic and diluted earnings per share for the nine months ended September 30, 2021 and the year ended December 31, 2020. No new shares were issued for the AR Acquisition.

In millions, except per share data	Nine Months Ended September 30, 2021	Year Ended December 31, 2020
Pro Forma Net Income Attributable to Graphic Packaging Holding Company	$189	$122

Weighted Average Shares:
Basic	293	279
Dilutive Effect of RSUs	1	1

Diluted	294	280

Pro Forma Earnings Per Share - Basic	$0.65	$0.44
Pro Forma Earnings Per Share - Diluted	0.64	0.44